XSUNX INC. SECURES $5 MILLION FINANCING

        INVESTMENT PROVIDES IMMEDIATE CASH INFLUX TO FUND COMPANY GROWTH

Aliso Viejo, CA, December 12, 2005 - XsunX, Inc. (OTCBB: XSNX), developer of Power Glass(TM) -- an innovative thin film solar technology that allows glass windows to produce electricity from the power of the sun, announced today that it has accepted $5,000,000 in financing from Cornell Capital Partners, LP to help drive the continued development and growth of the Company.

Under the agreement signed today, December 12, 2005, Cornell has committed to provide $5 million of funding in the form of Secured Convertible Debentures. The Company received $2 million at the time of signing with an additional $2 million to be advanced prior to the filing of a registration statement with the Securities and Exchange Commission (SEC) in connection with the transaction, and a final $1 million upon effectiveness of the registration statement. The $5 million dollar debentures are in addition to a previous debenture of $850,000 sold to Cornel.


Under the terms of the new financing, the Company would begin receiving the influx of growth capital immediately allowing for a more rapid acceleration of R&D and the initiation of business development efforts. The additional $5 million committed by Cornell Capital obviates the need for an Equity Distribution Agreement, or SEDA, that the Company and Cornell had entered into previously. The SEDA was terminated prior to the issuance of this new debenture.


"Since the launch of our drive to commercialize innovative new types of solar cell designs and manufacturing processes, we have been fortunate in establishing strong relationships with world class partners," stated Tom M. Djokovich, Chief Executive Officer of XsunX, Inc. "With MVSystems, Inc., our technology development partner, we have made significant progress in product development, and expanded our intellectual property assets. In June we gained Cornell Capital as a strong partner in the area of finance and with Cornell's newly added $5 million dollar commitment we now have an opportunity to accelerate various aspects of our business plan in efforts to bring our technologies to market as soon as possible," concluded Mr. Djokovich.


"We are pleased with what we have seen in the performance of XsunX and that of its development partner, MVSystems, Inc.," stated Mr. David Ratzker, V.P. Corporate Finance of Cornell Capital, LP. "This has allowed us to significantly increase our cash commitment with the Company."

About XsunX
-----------

Based in Aliso Viejo, California, XsunX is the developer of Power Glass - an innovative thin film Building Integrated Photovoltaic solar technology that allows glass windows to produce electricity from the power of the sun. This proprietary process is intended to allow manufacturers to apply a thin film transparent and photovoltaic glazing to glass and other transparent substrates. When XsunX films are exposed to light, the light energy is converted into electrical energy for use as a power source. XsunX believes that its solar electric glazing technology has a number of major market opportunities in the worldwide architectural glass, optical film and plastics markets. Please visit the Company's website for more information: http://www.XsunX.com

About Cornell Capital
---------------------


Managed by US based Yorkville Advisers LLC, Cornell Capital Partners, LP is a key player in structuring and executing equity agreements. Facilities similar to this Standby Equity Distribution Agreement are widely utilized by companies in the USA, UK and Australia. To date, the Cornell group has made available in excess of $800 million for over 100 publicly traded corporations. For more information please visit: www.cornellcapital.com

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities mentioned in this release. The securities described in this release have not been registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent an effective registration statement covering such securities or an applicable exemption from such registration requirement.


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CONTACT:
XSUNX, INC.
Tom M. Djokovich
(949) 330-8060

C O R N E L L  C A P I T A L  P A R T N E R S, LP
David Ratzker, VP Corporate Finance
201.985.8300 ext. 130

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Safe  Harbor  Statement:   Matters  discussed  in  this  press  release  contain
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar
expressions   identify  such   forward-looking   statements.   Actual   results,
performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.